            Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption "Experts" in the Statement of Additional Information and to the use of our reports dated February 4, 2005, with respect to the consolidated financial statements of Security Benefit Life Insurance Company and Subsidiaries and the financial statements of Variable Annuity Account XIV - SecureDesigns Variable Annuity, Variable Annuity Account XIV - AdvanceDesigns Variable Annuity, Variable Annuity Account XIV - Security Benefit Advisor Variable Annuity, and Variable Annuity Account XIV - Valuebuilder Variable Annuity, included in Post-Effective Amendment No. 7 to the Registration Statement under the Securities Act of 1933 (Form N-4 No. 333-41180) and Amendment No. 17 to the Registration Statement under the Investment Company Act of 1940 (Form N-4 No. 811-10011) and the related Statement of Additional Information accompanying the Prospectuses for the SecureDesigns Variable Annuity, AdvanceDesigns Variable Annuity, Security Benefit Advisor Variable Annuity, NEA Valuebuilder Variable Annuity, and AEA Valuebuilder Variable Annuity.


                                        /s/ Ernst & Young LLP

Kansas City, Missouri
April 27, 2005